Exhibit 99.1

[GRAPHIC OMITTED]             Marvel will host a webcast today for all investors
                              at 9:00 a.m. EDT available at: www.marvel.com or www.fulldisclosure.com



                  MARVEL DELIVERS ROBUST THIRD QUARTER RESULTS,
               INITIATES 2005 EPS GUIDANCE RANGE OF $1.07 TO $1.12
             AND RAISES 2004 EPS GUIDANCE TO RANGE OF $0.96 TO $0.98

New York, New York - October 28, 2004 -- Marvel Enterprises, Inc. (NYSE: MVL), a global entertainment licensing company, today reported robust financial results for its third quarter ended September 30, 2004 and initiated financial guidance for FY 2005.

Net sales for the third quarter of 2004 rose 60% to $135.2 million compared with Q3 2003 net sales of $84.5 million. Q3 2004 operating income rose 44% to $62.1 million versus the prior year's results due to growth in licensing income from the Spider-Man JV and Marvel Studios. A higher mix of toy segment sales, as a percentage of total sales, year-over-year, led to a shift in consolidated operating margins to 46% in Q3 2004, from 51% in Q3 2003. As a result of a $45.8 million tax swing, Marvel's Q3 2004 net income of $34.4 million was lower than last years' $63.2 million.

Marvel's President and CEO, Allen Lipson, commented, "Our robust Q3 and year-to-date operating results continue to benefit from the expanding brand awareness of the Marvel Universe. The recent agreement with Antefilms for animated Fantastic Four programming is part of Marvel's continuing strategy to support brands through multiple exposures in feature films, animated TV series, direct-to-video projects, video games, and other merchandising opportunities. This strategy is focused on developing a recurring stream of entertainment exposure fueling sales of Marvel-branded products."

      ----------------------------------------------------------------------------------------
                            Marvel Enterprises, Inc.
                       Segment Net Sales/Operating income
                             (dollars in thousands)
      ----------------------------------------------------------------------------------------
                                               Three Months Ended        Nine Months Ended
                                                  September 30,            September 30,
                                                   2004         2003     2004            2003
      ------------------------------------- ------------------------- ------------------------
       Licensing:    Net Sales                   $69,215     $41,638     $168,855    $148,289
      ------------------------------------- ------------- ----------- ------------ -----------
                     Operating Income             53,198      30,267      127,248     120,332
      ------------------------------------- ------------------------- ------------------------
       Publishing:   Net Sales                    22,621      19,553       63,874      54,300
      ------------------------------------- ------------- ----------- ------------ -----------
                     Operating Income              9,372       7,042       25,651      18,301
      ------------------------------------- ------------------------- ------------------------
       Toys:         Net Sales                    43,347      23,345      180,247      59,289
      ------------------------------------- ------------- ----------- ------------ -----------
                     Operating Income              7,659       8,212       46,511      16,765
      ------------------------------------- ------------------------- ------------------------
       Corporate Overhead:                       (8,084)     (2,443)     (16,352)    (14,226)
      ------------------------------------- ------------- ----------- ------------ -----------
         TOTAL NET SALES                         135,183      84,536      412,976     261,878
      ------------------------------------- ------------- ----------- ------------ -----------
         TOTAL OPERATING INCOME                   62,145      43,078      183,058     141,172
      ------------------------------------- ------------- ----------- ------------ -----------

 Segment Review:

o Licensing Segment net sales in Q3 2004 increased 66% to $69.2 million from $41.6 million in Q3 2003 as revenues from the Spider-Man JV, Marvel Studios and international licensing more than off-set the expected shift in the toy licensing category. Q3 2004 net licensing sales include approximately $28.3 million in gross sales recognized as a result of the consolidation of the Spider-Man JV, compared to the year ago period in which Marvel's portion of the JV results of $1.5 million

Marvel Enterprises Q3 2004 Results, 10/28/04                         page 2 of 7

    were not consolidated but were booked as equity in net income of the joint venture. Fees generated from our studio partners increased significantly compared to the prior-year period as Marvel received additional income for the Spider-Man 2 theatrical release. In total, Marvel Studios received fees associated with six separate character properties in the Q3 2004 period.

    International licensing net sales, excluding JV activity, increased more than 75% year-over-year to $7.1 million in Q3 2004 as Marvel's international offices continued to leverage global marketing momentum. As expected, there was a shift in sales from the Hulk toys to Spider-Man movie toys that resulted in toy royalty and service fees from Toy Biz Worldwide, Ltd. changing from $19.6 million in Q3 2003 to $5.0 million in Q3 2004.

          ---------------------------------------------------------------------------------
                      (in thousands)             Three Months Ended     Nine Months Ended
                                                  9/30/04   9/30/03     9/30/04   9/30/03
                                                  -------   -------     -------   -------
          ---------------------------------------------------------------------------------
          Apparel and accessories                  $24,094    $9,851     $64,259   $27,524
          ---------------------------------------------------------------------------------
          Entertainment (including studios,
          themed attractions and electronic
          games)                                    19,719     5,059      35,949    42,339
          ---------------------------------------------------------------------------------
          Toy Biz Worldwide Ltd.:
          ---------------------------------------------------------------------------------
            - Toy Royalties                          2,942     8,968       6,848    24,439
          ---------------------------------------------------------------------------------
            - Toy Service Fees                       2,049    10,653       3,929    29,382
          ---------------------------------------------------------------------------------
          Other Toy Royalties                       11,440     2,123      26,784    10,717
          ---------------------------------------------------------------------------------
          Other (Domestics, food and other)          8,971     4,984      31,086    13,888
          ---------------------------------------------------------------------------------
          Total                                    $69,215   $41,638    $168,855  $148,289
          ---------------------------------------------------------------------------------

    Total licensing operating expenses increased to $16.0 million in Q3 2004 compared to $13.5 million in the prior-year period as the higher costs of operating expanded global operations outweighed a lower studio share expense. Operating margins were 77% in Q3 2004 and 73% in Q3 2003. Accounting for Sony's minority interest in the Spider-Man joint venture as royalty expense, licensing operating income in the quarter would have been $46.3 million and operating margins for the licensing segment would have been 67% compared to 73% in Q3 2003.

o Marvel's Publishing Segment net sales rose 15% to $22.6 million due to strength in core comic sales, advertising and custom projects. In total, there was an approximate 5% increase in total circulation to 12.4 million units compared to the prior year period, reflecting success in the Company's title management strategy. Excluding one-time gains of $1.0 million related to pre-bankruptcy claims, operating income in Q3 2004 would have been $8.4 million with an operating margin of 37%, compared to an operating margin of 36% in the prior-year period.

o Marvel's Toy Segment net sales increased 86% to $43.4 million from the prior-year period due to strong shipments of action figures and accessories based on the Spider-Man 2 movie. Spider-Man movie toy sales were $36.6 million in Q3 2004 compared with sales of $5.9 million in Q3 2003. Due to a planned increase in advertising and promotions heading into the competitive holiday season, operating margins in the toy segment declined year-over-year from 35% in Q3 2003 to 18% in Q3 2004. Through September 30, 2004, sales of Spider-Man movie toys were $161.2 million, in-line with Marvel's previous guidance of $160 million to $170 million for the year.

o Corporate Overhead increased compared to the prior year period due to higher reserves and compensation for new and existing employees.

Marvel Enterprises Q3 2004 Results, 10/28/04                         page 3 of 7

Share Repurchase Activity and Balance Sheet:
Under its $100 million stock repurchase authorization, through October 26, 2004, Marvel had repurchased 4.2 million shares of its common stock, for a total consideration of $57.6 million (average of $13.66 per share). The shares were repurchased both during Marvel's normal quarterly post-reporting trading window and subsequent to that window pursuant to a 10b5-1 plan implemented during that trading window. As of October 26, 2004, Marvel continues to have $42.4 million available under its initial repurchase authorization.

 -------------------------------------------------------------------------------------------------

                                 Marvel Studios
                (Development and release dates are controlled by Studio partners)
 -------------------------------------------------------------------------------------------------

 Marvel Character Feature Film Line-Up For 2004
 ------------------------------- ------------------- ---------------------------------------------
 Film/Character                  Studio/Distributor  Targeted Release Date
 ------------------------------- ------------------- ---------------------------------------------
 The Punisher                    Lions Gate          Released April 16, 2004
 ------------------------------- ------------------- ---------------------------------------------
 Spider-Man 2                    Sony/Columbia       Released June 30, 2004
 ------------------------------- ------------------- ---------------------------------------------
 Blade: Trinity                  New Line Cinema     December 8, 2004 (1)
 -------------------------------------------------------------------------------------------------

 Marvel Character Feature Film Line-Up For 2005
 ------------------------------- ------------------- ---------------------------------------------
 Film/Character                  Studio/Distributor  Status
 ------------------------------- ------------------- ---------------------------------------------
 Elektra                         New Regency/ Fox    Filming completed, Jan. 14, 2005 release (1)
 ------------------------------- ------------------- ---------------------------------------------
 Fantastic Four                  Fox                 Filming started, July 1, 2005 release
 -------------------------------------------------------------------------------------------------

 Marvel Character Feature Film Line-Up For 2006
 ------------------------------- ------------------- ---------------------------------------------
 Character/Property              Studio/Distributor  Status
 ------------------------------- ------------------- ---------------------------------------------
 X-Men 3                         Fox                 May 5, 2006 release
 ------------------------------- ------------------- ---------------------------------------------
 Iron Man                        New Line Cinema     Script, Slated for 2006 (1)
 ------------------------------- ------------------- ---------------------------------------------
 Ghost Rider                     Sony                Script, Director, Pre-production, Slated
                                                     for 2006
 ------------------------------- ------------------- ---------------------------------------------
 Luke Cage                       Sony/Columbia       Script, Director, Slated for 2006 (1)
 ------------------------------- ------------------- ---------------------------------------------
 The Punisher 2                  Lions Gate          Writer, Director, Slated for 2006 (1)
 ------------------------------- ------------------- ---------------------------------------------
 Deathlok                        Paramount           Script, Director, Slated for 2006 (1)
 ------------------------------- ------------------- ---------------------------------------------

 Marvel Character Feature Film Line-Up For 2007
 -------------------------------------------------------------------------------------------------
 Character/Property              Studio/Distributor  Status
 ------------------------------- ------------------- ---------------------------------------------
 Spider-Man 3                    Sony/Columbia       Director, May 4, 2007 release
 ------------------------------- ------------------- ---------------------------------------------
 Namor                           Universal Pictures  Script, Slated for 2007 (1)
 ------------------------------- ------------------- ---------------------------------------------
 The Hulk 2                      Universal Pictures  Development, Slated for 2007 (1)
 ------------------------------- ------------------- ---------------------------------------------
 Wolverine                       Fox                 Development, Slated for 2007 (1)
 -------------------------------------------------------------------------------------------------

 Marvel Character Feature Film Projects in Development
 Ant-Man, Black Panther, Captain America, Nick Fury, Silver Surfer, Thor (1)
 -------------------------------------------------------------------------------------------------

 Marvel Character Animated Direct-to-Video Projects in Development
 -------------------------------------------------------------------------------------------------
 Partnership with Lions Gate to develop, produce and distribute original animated DVD features. Four projects in 2D/3D format are in development with the first release slated for 2006. Characters include: The Avengers 1, The
 Avengers 2, Iron Man and The Hulk.
 -------------------------------------------------------------------------------------------------

 Marvel Character Animated TV Projects in Development
 -------------------------------------------------------------------------------------------------
 Partnership with Antefilms Distribution to produce an original animated television series based on the Fantastic Four. 26, thirty-minute 2D/3D animated episodes are planned with initial TV airings in 2006 (1).
 -------------------------------------------------------------------------------------------------

 Marvel Character Live Action TV Projects in Development
 -------------------------------------------------------------------------------------------------
 Blade and Brother Voodoo are two Marvel characters that are in development.
 -------------------------------------------------------------------------------------------------
(1) Represents a change from the previously supplied schedule



Marvel Enterprises Q3 2004 Results, 10/28/04                         page 4 of 7

-------------------------------------------------------------------------------------------------------------------------------
Marvel Enterprises, Inc. Financial Guidance (1)
-------------------------------------------------------------------------------------------------------------------------------
                                                  Initial Q4                                                        Previous
(in millions -  except per share                     2004         Q4 2003      Updated 2004       Initial             2004
amounts)                                           Guidance       Results        Guidance          2005           Guidance (1)
                                                                                                 Guidance
-------------------------------------------------------------------------------------------------------------------------------
Net sales                                         $78 - $88        $85.7       $490 - $500      $370 - $390       $448 - $468
-------------------------------------------------------------------------------------------------------------------------------
Operating income                                  $32 - $35        $26.1       $215 - $218      $193 - $203       $195 - $205
-------------------------------------------------------------------------------------------------------------------------------
Net income (2)                                    $15 - $17        $13.5       $109 - $111      $120 - $126       $105 - $111
-------------------------------------------------------------------------------------------------------------------------------
EPS attributable to common stock (2)           $0.13 -  $0.15      $0.12      $0.96 - $0.98    $1.07 - $1.12     $0.92 - $0.97
-------------------------------------------------------------------------------------------------------------------------------
Weighted average diluted common shares (3)          112.0          115.2          114.0            112.0             115.1
-------------------------------------------------------------------------------------------------------------------------------
Effective tax rate                                   37%            39%            36%              36%               37%
-------------------------------------------------------------------------------------------------------------------------------

(1) Previous 2004 guidance ranges were provided in the Company's July 29, 2004 release.
(2) 2004 full year net income and EPS attributable to common stock include one-time charges of approximately $12 million associated with the early debt redemption.
(3) Shares outstanding for 4Q 2004 and 2005 are based on shares outstanding, net of repurchases made through October 26, 2004.

Subsequent financial guidance: Starting with the next quarterly earnings release date in February, Marvel will begin providing guidance for only the following:
Net Sales, Net Income, and EPS attributable to common stock. Marvel will no longer provide operating income guidance, as it does not reflect the impact of the minority interest in the consolidated joint venture.

Updated FY 2004 and Q4 2004 financial guidance: Reflecting Marvel's stronger than anticipated Q3 and year-to-date performance, the Company has raised its guidance for the full year 2004, as noted in the above table. Primary drivers for Q4 2004 are expected to include Marvel's share of royalties (beyond previously paid advances) derived from Spider-Man 2 box office receipts and continued strength in Spider-Man 2 movie and international licensing. Net sales derived from the licensing segment for the fourth quarter are expected to surpass 50% of total net sales with operating margins of roughly 70% - 75%. Due to a seasonal ramp up in advertising in the fourth quarter, coupled with low expectations for toy sales, Marvel expects the Toy Biz division will post a slight operating loss in Q4 2004. Marvel also expects to take a $4.0 million one-time charge in Q4 2004 related to the early termination of its existing lease for offices in New York City and moving to new, lower cost corporate offices, also in New York City, in early 2005.

2005 Guidance and Drivers: Marvel is initiating 2005 financial guidance ranges (also included in the table above). The licensing division is expected to generate over 60% of total sales for the year with operating margins ranging between 60% - 70% with some planned advertising for the Fantastic Four brand included in the licensing division. Marvel anticipates a significant decline in toy sales in 2005, the bottom-line impact of which it expects will be largely offset by a shift to toy licensing income bearing substantially higher margins. The following are expected to be key factors for Marvel's 2005 financial performance and are reflected in the high end of the Company's financial guidance range.

o Ongoing contributions from the Spider-Man 2 feature film (international box office receipts and DVD share).
o Contributions from the syndication of the first Spider-Man feature film as well as an advance for the second Spider-Man movie sequel expected to release in 2007.
o     Approximately $20 million in sales derived from the Spider-Man JV.
o The Fantastic Four movie release and related licensing, as well as licensing associated with other entertainment projects slated for 2005 or thereafter, noted in the table above.
o Royalties and service fee income associated with an estimated $80 million of wholesale sales of Fantastic Four toys through our master toy licensee.
o Domestic License renewals, including category consolidation efforts, which should exceed $60 million.
o Domestic licensing overages of $35 million (compared to $37 million in 2004 and $44 million in 2003).
o International licensing activities at least 10% above the $25 million planned for 2004.
o     Modest top line and bottom line growth from the publishing division.

Marvel Enterprises Q3 2004 Results, 10/28/04                         page 5 of 7

o Benefit of interest income versus interest expense incurred in 2004, coupled with a lower average fully diluted share count, reflecting stock repurchases completed through October 26, 2004.

Marvel cautions investors that inherent variability in the timing of license opportunities and entertainment events, the timing of their revenue recognition, and their relative success contributes to sequential and year-over-year variability in its interim financial results and could have a material impact on quarterly results as well as Marvel's ability to achieve the financial performance included in its financial guidance.

About Marvel Enterprises
With a library of over 5,000 proprietary characters, Marvel Enterprises, Inc. is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused in three areas: entertainment (Marvel Studios) and licensing, comic book publishing and toys (Toy Biz). Marvel facilitates the creation of entertainment projects, including feature films, DVD/home video, video games and television based on its characters and also licenses its characters for use in a wide range of consumer products and services including apparel, collectibles, snack foods and promotions. Marvel's characters and plot lines are created by its publishing segment that continues to expand its leadership position in the U.S. and worldwide while also serving as an invaluable source of intellectual property.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's major licensees, delays and cancellations of movies and television productions based on Marvel characters, poor performance of major movies based on Marvel characters, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, significant appreciation of Chinese currency against other currencies and the imposition of quotas or tariffs on products manufactured in China. These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:
--------------------------------
Matt Finick                                 Richard Land, David Collins
Marvel Enterprises                          Jaffoni & Collins
212/576-4035                                212/835-8500
mfinick@marvel.com                          mvl@jcir.com

Marvel Enterprises Q3 2004 Results, 10/28/04                         page 6 of 7

                                          MARVEL ENTERPRISES, INC.
                                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                          AND COMPREHENSIVE INCOME
                                  (In thousands, except per share data)
                                                 (unaudited)

                                                                  Three Months                       Nine Months
                                                              Ended September 30,                Ended September 30,

                                                                  2004             2003             2004             2003
                                                                  ----             ----             ----             ----

Net sales .............................................       $135,183          $84,536         $412,976         $261,878
Cost of sales .........................................         38,318           20,208          141,701           57,634
                                                         --------------    -------------    -------------    -------------
Gross profit ..........................................         96,865           64,328          271,275          204,244
                                                         --------------    -------------    -------------    -------------
Operating expenses:
     Selling, general and administrative ..............         34,940           22,569           97,087           70,163
     Depreciation and amortization ....................          1,350            1,051            2,906            2,808
                                                         --------------    -------------    -------------    -------------
     Total operating expenses  ........................         36,290           23,620           99,993           72,971
                                                         --------------    -------------    -------------    -------------
Equity in net income of joint venture .................            ---            1,500            8,117            8,486
Other Income, net .....................................          1,570              870            3,659            1,413
                                                         --------------    -------------    -------------    -------------
Operating income ......................................         62,145           43,078          183,058          141,172
Interest expense, net .................................          (550)            4,239           18,343           13,072
                                                         --------------    -------------    -------------    -------------
Income before income taxes ............................         62,695           38,839          164,715          128,100
Income tax expense ....................................         21,476         (24,339)           59,267         (10,053)
Minority interest in consolidated joint venture .......          6,867              ---           10,695              ---
                                                         --------------    -------------    -------------    -------------
Net income ............................................         34,352           63,178           94,753          138,153
Less: preferred dividend requirement ..................            ---              ---              ---            1,163
                                                         --------------    -------------    -------------    -------------
Net income attributable to common stock ...............        $34,352          $63,178          $94,753         $136,990
                                                         ==============    =============   ==============    =============

Basic earnings  per share attributable to common stock           $0.32            $0.62            $0.88            $1.40
                                                         ==============    =============   ==============    =============
Weighted average number of basic shares
outstanding ...........................................        107,130          101,645          108,022           97,757
                                                         ==============    =============   ==============    =============

Diluted earnings per share attributable to common
stock .................................................          $0.30            $0.57            $0.83            $1.22
                                                         ==============    =============   ==============    =============

Weighted average number of diluted shares
outstanding ...........................................        113,464          111,322          114,685          112,840
                                                         ==============    =============   ==============    =============

Comprehensive income:
Net income ............................................        $34,352          $63,178          $94,753         $136,990
Other comprehensive income ............................           (43)             (35)            (129)            (105)
                                                         --------------    -------------   --------------    -------------
Comprehensive income ..................................        $34,309          $63,143          $94,624         $136,885
                                                         ==============    =============   ==============    =============

Marvel Enterprises Q3 2004 Results, 10/28/04                         page 7 of 7

                                       MARVEL ENTERPRISES, INC.
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In thousands, except share data)

                                                                   September 30,   December 31,
                                                                   -------------   -------------
                                                                       2004            2003
                                                                       ----            ----
                                                                           (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents........................................    $135,662         $32,562
  Certificates of deposit and commercial paper.....................      45,000         214,457
  Accounts receivable, net.........................................      77,917          51,820
  Inventories, net ................................................      10,222          12,975
    Distribution receivable from joint venture, net................         ---           2,056
    Deferred income taxes, net.....................................      18,197          18,197
  Deferred financing costs.........................................         ---             667
  Prepaid expenses and other current assets........................       1,146           2,273
                                                                   -------------   -------------
       Total current assets                                             288,144         335,007

Molds, tools and equipment, net....................................       5,354           5,811
Product and package design costs, net .............................       1,240           1,433
Goodwill, net .....................................................     341,708         341,708
Intangibles, net...................................................         179             335
Accounts receivable, non-current portion...........................      38,491          26,437
Deferred  income taxes, net, non-current portion ..................       7,417          28,246
Deferred financing costs, non-current portion......................         ---           2,779
Other assets.......................................................         211             101
                                                                   -------------   -------------

       Total assets................................................    $682,744       $ 741,857
                                                                   =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................     $15,148         $18,455
  Accrued royalties................................................      44,077          32,936
  Accrued expenses and other current liabilities...................      42,902          31,442
  Minority interest to be distributed..............................       6,374             ---
  Unsecured creditors payable .....................................         ---           2,963
    Income taxes payable...........................................      19,038           4,705
    Deferred revenue ..............................................      18,551          30,308
                                                                   -------------   -------------
       Total current liabilities...................................     146,090         120,809
Senior notes.......................................................         ---         150,962
Accrued rent.......................................................         420             636
Deferred revenue-non current portion...............................       8,359             ---
                                                                   -------------   -------------
       Total liabilities...........................................     154,869         272,407
                                                                   -------------   -------------

Stockholders' equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued and outstanding.......................................
Common stock, $.01 par value, 250,000,000 shares authorized,
120,314,168 issued and 106,007,968 outstanding in 2004,
119,706,206 issued and 108,615,206 outstanding in 2003 (1).........       1,202           1,197
Deferred stock compensation........................................     (6,073)         (4,857)
Additional paid-in capital.........................................     575,265         566,909
Accumulated deficit................................................      36,819        (57,934)
Accumulated other comprehensive loss...............................     (2,781)         (2,910)
                                                                   -------------   -------------
       Total stockholders' equity before treasury stock............     604,432         502,405
Treasury stock, 11,091,000 shares..................................    (76,557)        (32,955)
                                                                   -------------   -------------
       Total stockholders' equity .................................     527,875         469,450
                                                                   -------------   -------------

       Total liabilities and stockholders' equity .................    $682,744       $ 741,857
                                                                   =============   =============
(1) Share amounts have been adjusted for the March 2004 three-for-two split of the Company's common stock
                                                # # #